     As filed with the Securities and Exchange Commission on July 25, 1996
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



- --------------------------------------------------------------------------------
        Date of Report (date of earliest event reported):  July 12, 1996
- --------------------------------------------------------------------------------



                             CHELSEA ATWATER, INC.
             (Exact Name of Registrant as specified in its Charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       0-25022                                             72-1148906
(Commission File Number)                          (IRS Employer Ident. Number)



              90 Madison Street, Suite 707, Denver, Colorado 80206
            (Address of Principal Executive Offices, incl. Zip Code)



        Registrant's telephone number, incl. area code:  (303) 355-3000


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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

  Item 5.  Other Events.


         Assignment of Certain Rights to the Company

         CHELSEA ATWATER, INC., a Nevada corporation ("Company"), on July 12, 1996, entered into and consummated an Asset Purchase Agreement ("Purchase Agreement") with Casino Casino PLC, a company organized in the Island of Nevis (British West Indies) under Section 4(6) of the Nevis Business Corporation Ordinance 1984, as amended ("Casino PLC"). Pursuant to the Purchase Agreement, Casino PLC assigned to the Company certain rights which Casino PLC held under an Option to Purchase and a Management Agreement, both dated June 26, 1996, between Casino PLC and E.V.A. LIMITED, a limited liability company organized in St. Vincent and the Grenadines (British West Indies) under the provisions of the Companies Act, Chapter 219 ("EVA").

         Transactional Background. West Indies Casinos and Consultants Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("WICC"), owns in fee simple a property situated at the town of Peniston Valley, in the State of St. Vincent and the Grenadines known as the Emerald Valley Resort and Casino in which a gambling casino is operated known as the "Emerald Valley Casino" (the "Casino Premises"). Chalets 7/8, 9/10 and 11/12 and the Casino Premises are below referred to as the "Leased Premises." Emerald Isle Casino Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("Emerald Isle"), holds a valid gaming license granted under the relevant laws of St. Vincent and the Grenadines to operate casino and gaming operations on the Casino Premises (the "License").

         Pursuant to a Lease dated December 31, 1994, among WICC, Emerald Isle and the San Jose Group, an unincorporated partnership, as tenant, the San Jose Group was granted a lease covering and including (i) the Leased Premises generally and the Casino Premises specifically, and (ii) the License itself and all right of Emerald Isle to operate casino and gaming operations on the Casino Premises pursuant to the License, all for six (6) one-year periods commencing with the year beginning on February 1, 1995 and ending January 31, 1996, and for the five (5) suceeding one-year periods thereafter, ending on January 31, 2000 (the "Master Lease"). San Jose Group subsequently assigned to EVA all of its rights in, to and under the Master Lease.

         Consummation of the Purchase Agreement. On July 12, 1996, the Company consummated its acquisition pursuant to the Purchase Agreement of Casino PLC's rights under the Option to Purchase and the Management Agreement (except for Casino PLC's reservation of a revenue interest) upon the delivery of an aggregate of 239,007 shares of the authorized but heretofore unissued common stock of Chelsea, $.001 par value per share (the "Exchange Shares"), and options (the "Exchange Options") to purchase an aggregate of 900,000 shares of the authorized but heretofore unissued common stock of Chelsea, $.001 par value per share (the "Exchange Option Shares"). The Company and Casino PLC executed an Assignment and Reservation of Rights to formally effect the consummation. The terms of the Exchange Options are as follows: (i) options to purchase 300,000 common shares, exercisable from the date of issuance through July 7, 1999 at a price of US$2.50 per share, subject to adjustment;(ii) options to purchase 300,000 common shares, exercisable from the date of issuance through July 7, 2001 at a price of US$5.00 per share, subject to adjustment; and (iii) options to purchase 300,000 common shares, exercisable from the date of issuance through July 7, 2002 at a price of US$10.00 per share, subject to adjustment. The number of Exchange Shares and Exchange Option Shares and the Exchange Option exercise prices stated in this paragraph do not give effect to a 5:1 forward stock split effected by the Company subsequent to consummation of the Purchase Agreement, as described below.

         In order to exercise the Exchange Options, holders thereof shall be required, unless waived by the Company, to give the Company not less than sixty-five (65) days' written notice prior to such exercise. Otherwise, any attempted exercise shall be effective only upon the earlier of (i) 65 days from the date the exercising holder originally notified the Company in writing of his intent to exercise, or (ii) if the holder gave no prior notice of intent to exercise to the Company, 65 days from the date of the Company's receipt of the exercise, which shall be treated as the required notice and shall not be effective as an exercise until the lapse of the 65-day period from the Company's receipt thereof.

         The number of Exchange Option Shares purchasable upon exercise of Exchange Options will be subject to adjustment if the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, or in the event of any sale or other transfer of all or substantially all of the Company's assets, or in case of any reclassification of Company's common stock. Holders of Exchange Options shall be entitled, after the occurrence of any such event, to receive on exercise thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of Common Shares issuable upon exercise of the Exchange Options immediately prior to occurrence of the event. Both the number of Exchange Option Shares issuable and the exercise prices of the Exchange Options will be appropriately adjusted to give effect to a 5:1 forward split of the Company's common stock which was effective on July 15, 1996.

         The Exchange Shares and Exchange Options (and the Exchange Option Shares issuable upon exercise thereof) have not been registered under the Securities Act of 1933, as amended ("Act"), and were sold and issued in reliance upon the exemption from registration provided by Rule 903(c)(2) of Regulation S under the Act.

         Option to Purchase.  Pursuant to the Option, EVA granted to Casino
  PLC an option for a period of eighteen months from June 26, 1996 to purchase, for the sum of US$500,000.00 in cash, a direct assignment by EVA of the Master Lease, or alternatively, to purchase for the same cash amount all of the issued and outstanding shares of capital stock of EVA, excepting such nominal number of those shares as may be required by law or otherwise to be retained by citizens or residents of St. Vincent and the Grenadines. This Option does not involve or allow for the possibility of the Company's acquisition of the License itself or purchase of the Casino Premises or any part of the Leased Premises, and it is doubtful that the Company ever could acquire the License itself or title to any of the real property.

         Management Agreement. Pursuant to the Management Agreement also dated June 26, 1996, between EVA and Casino PLC, EVA appointed Casino PLC for an eighteen-month period from such date as the sole and exclusive manager for the purposes of operating and managing the sports betting portion of the casino business carried on by EVA at Emerald Valley Casino pursuant to the License (the "Sportsbook"). The Sportsbook includes all betting on and off the casino premises made on horse, dog and other racing events (except certain horse races in Trinidad and Tobago) and all sporting and other events occurring outside the Casino Premises, including bets placed by telephone, telegraph, electronic mail, facsimile transmission or other electronic and non-electronic means, and made over the Internet or similar technology. The Management Agreement expires at the end of its term or upon the Company's exercise of the Option to Purchase, whichever first occurs. The Management Agreement further gives the Company during its term the exclusive use of Emerald Valley Resort Chalets 9/10 and 11/12 for no additional charge than the payments described below.

         During the term of the Management Agreement, the Company must make the following payments to EVA:

         (a)  On or before October 1, 1996, a one-time payment of US$50,000.00;
  and

         (b) Commencing on October 1, 1996, a monthly payment of US$3,000.00, payable each month on the first of each month during the term of the Management Agreement. This monthly payment includes incidental charges relating to Sportsbook operations, and power, water, groundskeeping, maid service, linen laundry service and the like relating to the two chalets.

         Pursuant to the Purchase Agreement, Casino PLC retained the right to eight percent (8%) of the net revenues produced by the Sportsbook and actually paid to and received by the Company. The term "net revenues" means revenues to the Company after payment or deduction of all payouts to winning bettors, all expenses, charges and reserves, any other revenue interests granted by the Company and any other revenue or net revenue burdens, such as payments to licensees.

         Assumption of Liabilities. The terms of the Assignment provide that the Company assumes all of the liabilities of Casino PLC under the Management Agreement, as described above. The Company will have no liabilities under the Option unless and until it exercises the Option. The Company will have the ability to exercise the Option or to make payments under the Management Agreement unless the Company is able to raise additional equity capital or to borrow needed funds. No source of funding or loans can be assured.

         No Current Change in Management or Board of Directors. The consum-mation of the Purchase Agreement has not resulted in any change in the management or board of directors of the Company. However, the current officers and directors of the Company have no experience in managing gambling enterprises, and the Company hopes to be able to hire persons experienced in casino and gaming management to provide gambling expertise that current management lacks. The Company will not be able to attract or hire qualified managers unless and until it is successful in raising additional capital.

         Emerald Valley Hotel and Casino. The Emerald Valley Hotel and Casino are well established, having existed for over twenty years, and are well known. The hotel and casino are described in several of the Caribbean island travel guides, including for example Birnbaum's 1996 Caribbean guide (Harper Perennial Press, 1996) at page 728. The property consists of a central building that includes the Emerald Valley Casino and a restaurant and bar, a swimming pool and several cabanas, each including two rental units. More cabanas are currently under construction. The entire property is located at Peniston, approximately 7 miles from Kingstown, the capital of St. Vincent and the Grenadines, in a lush and secluded spot. Plans include the construction of a gof course on the property, as well. The casino, which opens in the evening and closes at approximately 2:00 o'clock a.m. each day, currently relies principally on patrons who are St. Vincent natives. A relatively small percentage of gambling revenues comes from tourists, although the Company believes that both native and tourist visits can be substantially increased by active promotion.

         St. Vincent and the Grenadines. St. Vincent and the Grenadines, a sovereign nation with a population of roughly 100,000, is a chain of more than 100 lush tropical islands and cays, located in the southeast Caribbean between St. Lucia and Grenada. More specifically, St. Vincent itself, an oval-shaped island 18 miles long and 11 miles wide, lies approximately 75 miles northwest of Grenada and 100 miles due west of Barbados and approximately 200 miles due north of Venezuela. St. Vincent and the Grenadines are known to sailors and yachtsmen for their many quiet bays, both black sand and powder white sand beaches, exquisitely clear water and coral reefs. St. Vincent itself is an island of verdant mountains and rain forests, alive with rushing rivers and waterfalls. The capital of St. Vincent is Kingstown, a harbor city on the southwest corner of the island. The E.T. Joshua Airport is located two miles from Kingstown, where flights land from St. Lucia and Barbados.

         The Grenadines include many islands and cays noted for their unspoiled beauty and powder-while sand beaches, including Mustique (where Princess Margaret, David Bowie and other notables own villas), Bequia, Canouan, Mayreau, Union Island, the uninhabited Tobago Cays and many others. The Grenadines also include a number of private islands which essentially are resorts, such as Young Island, Petit St. Vincent and the Palm Islands.

         St. Vincent somewhat lacks the glamour of (but equals in natural beauty) other Caribbean islands with more developed tourist industries, but has developed a native economy that is not dependent on tourism. However, St. Vincent and the Grenadines generally is a poor, underdeveloped country which plans to build a cruise ship port in Kingstown and take other steps to substantially increase tourism and thus broaden the economic base.

         Plan of Operation

         The Company's plan of operation for the next twelve months commencing August 1, 1996, is as follows:

         1. To establish and grow the Sportsbook at the Emerald Valley Casino, by means of direct sports betting at the casino, sports betting over 1-800 phone lines and sports betting over the Internet;

         2. To exercise the Option to Purchase and acquire EVA's rights under the Master Lease, then grow casino revenues, both by direct betting at the casino and betting over the Internet.

         The Company will need to raise US$500,000 to purchase EVA's rights under the Master Lease in order to operate the casino. Additional funds will then be necessary to promote the casino and establish and grow the Sportsbook, to build an Internet gaming site on the World Wide Web, and to hire managers with suitable professional gaming experience. While the Emerald Valley Casino itself has professional managers in place, the Company will need to hire executives with gaming experience. While the Company believes it can acquire the necessary capital, there is no assurance that the capital will be available on any terms.

         The Company plans to have its Sportsbook fully operational by the start of football season and to exercise the Option to Purchase on the casino by November 1, 1996. By the end of 1996, the Company intends to have its Internet World Wide Web site fully operational, featuring the Sportsbook and casino games. The virtual casino games are anticipated to include video poker, blackjack, craps, roulette and baccarat.

         Intended Change of Name

         The Company has reserved the name "PLANET CASINO INCORPORATED" with the Nevada Secretary of State. The Company intends, as soon as practicable, to place before its shareholders a proposal to change the Company's name to the name reserved, or possibly to another name to be selected by the board of directors, which management believes will better reflect the Company's new business endeavors.

         Forward Split of Common Stock.

         As permitted by the provisions of N.R.S. Section 78.207(1) of the General Corporation Law of Nevada, the Company on July 15, 1996, effected a 5-for-1 forward split of the Company's common stock, $.001 par value per share, which had the effect of changing each share of common stock existing immediately prior to the split into five (5) shares of the Company's common stock following the split. Thus, for example, a person holding 1,000 shares of common stock prior to the split would at the effective time of the split hold 5,000 shares of common stock.


         The forward split increased the number of the Company's authorized common shares from 50,000,000 to 250,000,000 and increased the number of issued and outstanding common shares from 847,656 to 4,308,280. The $.001 per share par value of the common shares was not changed as a result of the split. The authorized preferred shares of the Company, the terms and preferences of which have not been designated by the board of directors, were not affected by the forward split. New certificates will be issued to shareholders evidencing the new common shares issuable as a result of the split. The common shares issued due to the split will have the same character and be subject to the same restrictions (if any) as the original shares being split.

         The forward split was effected by action of the Company's board of directors without shareholder approval, which N.R.S. Section 78.207(1) permits. The Company filed a "Certificate of Increase in the Number of Authorized Shares of Common Stock" with the Nevada Secretary of State on July 15, 1996 in order to effect the forward split, which was effective when filed. The filing of the Certificate of Increase also had the effect of amending the Company's certificate of incorporation as then existing. No fractional common shares should be issuable as a result of the forward split, but any resulting fractional shares will be rounded up to whole shares.


  Item 7.  Financial Statements and Exhibits.


         (a)  Financial Statements.  Not required.


         (b)  Pro Forma Financial Information.  Not required.

         (c) Exhibits. The following exhibits are filed as exhibits to this report on Form 8-K. References in the list of exhibits to the "Company" refer to Chelsea Atwater, Inc., a Nevada corporation.

         3.5 Certificate of Increase in Number of Authorized Shares of Common Stock of the Company, as filed with the Secretary of State of the State of Nevada on July 15, 1996.

         10.5 Option to Purchase granted by E.V.A. Limited in favor of Casino Casino PLC dated June 26, 1996.

         10.6 Management Agreement between E.V.A. Limited and Casino Casino PLC dated June 26, 1996.

         10.7 Asset Purchase Agreement between Casino Casino PLC as seller and the Company as purchaser dated July 12, 1996.

         10.8 Assignment and Reservation of Rights between Casino Casino PLC and the Company dated July 12, 1996.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

  DATED: July 29, 1996                   CHELSEA ATWATER, INC.



                                         By: /s/ John D. Brasher Jr.
                                            -----------------------------------
                                             John D. Brasher Jr., Treasurer,
                                             President and Chief Executive and
                                             Financial Officer

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                             CHELSEA ATWATER, INC.
            (Exact name of registrant as specified in its charter)





                             =====================

                                 EXHIBIT INDEX
                                       to
                                    FORM 8-K
                              Dated July 12, 1996

                             =====================




     The following exhibits are filed as exhibits to this report on Form 8-K. References in the list of exhibits to the "Company" refer to Chelsea Atwater, Inc., a Nevada corporation.


 3.5      Certificate of Increase in Number
          of Authorized Shares of Common Stock of
          Chelsea Atwater, Inc., as filed with the
          Secretary of State of the State of Nevada
          on July 15, 1996  .............................................  1


10.5      Option to Purchase granted by E.V.A.
          Limited in favor of Casino Casino PLC
          dated June 26, 1996  ..........................................  1


10.6      Management Agreement between E.V.A.
          Limited and Casino Casino PLC dated
          June 26, 1996  ................................................  1


10.7      Asset Purchase Agreement between Casino
          Casino PLC as seller and the Company as
          purchaser dated July 12, 1996  ................................  1


10.8      Assignment and Reservation of Rights between
          Casino Casino PLC and the Company dated
          July 12, 1996  ................................................  1


          1 Filed herewith and included as part of this report on Form 8-K dated July 12, 1996.


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